Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES THIRD QUARTER 2018 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, November 8, 2018 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, November 7, 2018 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the third quarter ended September 30, 2018.

THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS

▪	September 30, 2018 book value per share of $11.13, net of third quarter common dividend of $0.31 per share declared on September 17, 2018.

▪	GAAP net income of $20.9 million, or $0.50 per basic and diluted share.

▪	Core earnings plus drop income of $13.8 million, or $0.33 per basic and diluted share.[1,2]

▪	Economic return on book value was 3.1%[1,3] for the quarter.

▪	2.06% annualized net interest margin on our investment portfolio. [1,4,5]

▪	6.7x leverage excluding securitized debt as of September 30, 2018 (8.8x leverage with securitized debt).

OTHER THIRD QUARTER 2018 HIGHLIGHTS

▪	$67.8 million of common equity raised during the quarter, net of offering cost

▪	Acquired $579.8 million of credit sensitive assets, consisting of,

*	$375.3 million in Residential Whole Loans

*	$81.4 million in Residential Bridge Loans

*	$94.3 million in Commercial Loans

*	$28.8 million in Non Agency CMBS

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statements of operations, but is not included in core earnings. Drop income was $1.1 million or $0.03 per share for the three months ended September 30, 2018.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4   Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps.
5 Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“I am pleased to report that we delivered another solid performance in the third quarter, generating core earnings plus drop income of $0.33 per share, as we continue to realize the benefits of our diversified portfolio and differentiated investment strategy,” said Jennifer Murphy, Chief Executive Officer of the Company. "Our primary focus continues to be on generating consistent and sustainable core earnings that will support an attractive dividend, while improving the stability of the company’s book value.  Our economic return on book value was 3.1%, an improvement from last quarter and in a market environment that has seen an increase in interest rate volatility. Our dividend has remained consistent at $0.31 per share for ten consecutive quarters and our book value has been generally stable or rising over that period.
The equity offering we completed in September allowed us to further invest in our target assets, which we believe will enhance the overall earnings potential of the portfolio. The offering also supports our long term goal of growing the company to achieve better scale, which we believe benefits shareholders in a number of ways, including spreading fixed costs over a larger equity base and increasing liquidity" Ms Murphy added.
Anup Agarwal, Chief Investment Officer of the Company, commented, “Our strong core earnings for the quarter are a reflection of our ongoing shift into credit sensitive investments and shifting away from Agency RMBS, which tends to be more interest rate sensitive. We invested the proceeds from our September equity offering relatively quickly, acquiring more of our target assets. During the quarter we acquired nearly $580 million of credit sensitive investments. These purchases occurred across a number of sub-sectors of the mortgage market, but particularly in Residential Whole and Bridge Loans and Commercial Loans, where we continue to see attractive opportunities. This is consistent with our long-term goal of holding a diversified portfolio of investments that offer what we believe to be the best risk-adjusted returns over our investment horizon.
Our current expectations are for ongoing economic growth in the U.S. with the potential for modestly higher inflation. Residential and commercial real estate markets across the country remain healthy, based on continued strong employment and high levels of consumer confidence. Against this backdrop, we believe that our strategy of investing in across of sub-sectors of the mortgage market, particularly in credit-sensitive investments, continues to be appropriate, and in our opinion, positions us well to continue to generate attractive risk-adjusted total economic returns for our shareholders,” Mr. Agarwal concluded.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	September 30, 2018	June 30, 2018	March 31, 2018

Net Interest Income	$15,944	$19,020	$19,030
Other Income (Loss):
Realized gain (loss) on sale of investments, net	(24,229)	(5,608)	575
Other than temporary impairment	(2,533)	(2,974)	(2,916)
Unrealized gain (loss), net	13,128	(31,693)	(68,961)
Gain (loss) on derivative instruments, net	24,625	28,490	79,582
Other, net	(2)	(145)	47
Other Income (loss)	10,989	(11,930)	8,327
Total Expenses	5,845	5,601	5,315
Income (loss) before income taxes	21,088	1,489	22,042
Income tax provision (benefit)	206	36	313
Net income (loss)	$20,882	$1,453	$21,729

Net income (loss) per Common Share – Basic/Diluted	$0.50	$0.03	$0.52
Non-GAAP Results
Core earnings plus drop income(1)	$13,837	$15,155	$14,149
Core earnings plus drop income per Common Share – Basic/Diluted	$0.33	$0.36	$0.34
Weighted average yield(2)(4)	4.53%	4.36%	4.14%
Effective cost of funds(3)(4)	2.78%	2.58%	2.44%
Annualized net interest margin(2)(3)(4)	2.06%	2.05%	1.94%
Annualized CPR on Agency RMBS	10.4%	10.4%	11.0%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives and foreign currency swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.

Portfolio Composition

As of September 30, 2018, the Company owned an aggregate investment portfolio with a fair market value totaling $5.2 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of September 30, 2018:

Portfolio Characteristics

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of September 30, 2018 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency RMBS	$389,756	$402,889	$385,008	3.6%
Agency RMBS Interest-Only Strips	N/A	12,377	12,203	2.3%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	8,006	2.8%
Total Agency RMBS	389,756	415,266	405,217	3.2%

Agency CMBS	2,124,942	2,129,912	2,066,075	3.2%
Agency CMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	4,241	0.4%
Total Agency CMBS	2,124,942	2,129,912	2,070,316	3.0%
Total	$2,514,698	$2,545,178	$2,475,533	3.0%

Credit Sensitive Portfolio

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of September 30, 2018 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$113,606	$79,589	$83,350	4.4%
Non-Agency RMBS IOs and IIOs	N/A	15,677	15,513	0.5%
Non-Agency CMBS	322,255	268,265	266,847	5.9%
Residential Whole Loans	674,763	682,856	684,463	4.9%
Residential Bridge Loans	249,179	250,161	249,226	9.1%
Securitized Commercial Loans(1)	1,178,839	1,179,866	1,191,048	5.4%
Commercial Loans	144,787	144,110	143,951	7.3%
Other Securities	71,420	82,349	92,528	9.0%
	$2,754,849	$2,702,873	$2,726,926	4.5%

(1) In March 2018, the Company acquired a $67.8 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity and the recording of a $1.4 billion securitized commercial loan and $1.3 billion of securitized debt. As of September 30, 2018, the fair value of the securitized loan was $1.2 billion and the securitized debt was $1.2 billion.

PORTFOLIO FINANCING AND HEDGING

Financing Activity

Repurchase Agreements

At September 30, 2018, the Company had $3.5 billion of borrowings under master repurchase agreements with 16 of its 28 approved counterparties with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing under the master repurchase agreements as of September 30, 2018 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$393,486	2.39%	60
Agency CMBS	1,833,352	2.36%	62
Non-Agency RMBS	71,117	3.70%	31
Non-Agency CMBS	212,282	3.79%	48
Residential Whole-Loans	585,178	3.65%	35
Residential Bridge Loans	216,917	4.37%	26
Securitized Commercial Loans	7,599	3.99%	12
Commercial Loans	87,567	4.33%	27
Other Securities	61,821	3.86%	29
Total	$3,469,319	2.90%	52

Convertible Senior Unsecured Notes

At September 30, 2018, the Company had $115.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock. The Company believes that this financing is an attractive source of longer term capital, which was more cost efficient than issuing straight equity.

Hedging Activity

At September 30, 2018, the Company had $3.2 billion notional value of pay-fixed interest rate swaps, excluding a forward starting swap of $599.3 million (approximately 2.6 months forward), which have variable maturities between June 14, 2019 and April 27, 2037.

The following tables summarize the average fixed pay rate, average floating receive rate and average maturity for the Company’s fixed pay interest rate swaps as of September 30, 2018 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)	Forward Starting
1 year or less	$400,000	1.5%	2.3%	0.8	—%
Greater than 1 year and less than 3 years	200,000	1.8%	2.3%	1.7	—%
Greater than 3 years and less than 5 years	1,164,700	2.4%	2.3%	4.1	—%
Greater than 5 years	2,064,700	2.7%	2.3%	10.2	29.0%
Total	$3,829,400	2.4%	2.3%	6.9	15.6%

The following table summarizes the average variable pay rate, average fixed receive rate and average maturity for the Company’s variable pay interest rate swaps as of September 30, 2018 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Amount	Average Variable Pay Rate	Average Fixed Receive Rate	Average Maturity (Years)	Forward Starting
Greater than 5 years	$482,400	2.3%	2.4%	8.6	—%
Total	$482,400	2.3%	2.4%	8.6	—%

DIVIDEND

On September 17, 2018, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $16.23 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, November 8th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the third quarter 2018.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10125095 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on November 8, 2018.

A telephone replay will be available through November 22 , 2018 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10125095. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency CMBS, Agency RMBS, Non-Agency RMBS, Non-Agency CMBS, ABS,

GSE Risk Transfer Securities, Residential Whole and Bridge Loans and Commercial Loans. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$12,817	$48,024
Restricted cash	100,138	—
Agency mortgage-backed securities, at fair value ($2,325,859 and $2,833,595 pledged as collateral, at fair value, respectively)	2,475,533	2,858,600
Non-Agency mortgage-backed securities, at fair value ($351,032 and $266,189 pledged as collateral, at fair value, respectively)	365,710	378,158
Other securities, at fair value ($92,391 and $89,823 pledged as collateral, at fair value, respectively)	92,528	122,065
Residential Whole-Loans, at fair value ($684,463 and $237,423 pledged as collateral, at fair value, respectively)	684,463	237,423
Residential Bridge Loans ($234,747 and $64,526 at fair value and $249,471 and $106,673 pledged as collateral, respectively)	249,471	106,673
Securitized commercial loan, at fair value	1,191,048	24,876
Commercial Loans, at fair value ($123,677 and $0 pledged as collateral, at fair value, respectively)	143,951	—
Investment related receivable ($34,559 and $0 pledged as collateral, respectively)	113,341	7,665
Interest receivable	21,869	13,603
Due from counterparties	81,513	86,930
Derivative assets, at fair value	2,700	728
Other assets	2,903	2,161
Total Assets (1)	$5,537,985	$3,886,906

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$3,469,319	$3,251,686
Convertible senior unsecured notes, net	109,731	108,743
Securitized debt, at fair value (includes $313,143 and $10,945 held by affiliates, respectively)	1,119,089	10,945
Interest payable (includes $891 and $70 on securitized debt held by affiliates, respectively)	10,027	8,322
Investment related payables	169,499	17,217
Due to counterparties	1,068	1,490
Derivative liability, at fair value	2,159	4,346
Accounts payable and accrued expenses	3,513	3,118
Payable to affiliate	2,489	2,041
Dividend payable	14,916	12,960
Other liabilities	100,530	—
Total Liabilities (2)	$5,002,340	$3,420,868

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 48,116,379 and 41,794,079 outstanding, respectively	481	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 0 and 125,722 shares held, respectively	—	(1,232)
Additional paid-in capital	833,840	768,763
Retained earnings (accumulated deficit)	(298,676)	(301,912)
Total Stockholders’ Equity	535,645	466,038
Total Liabilities and Stockholders’ Equity	$5,537,985	$3,886,906

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2018	December 31, 2017
(1) Assets of consolidated VIEs included in the total assets above:
Restricted Cash	100,138	—
Residential Whole-Loans, at fair value ($684,463 and $237,423 pledged as collateral, at fair value, respectively)	684,463	237,423
Residential Bridge Loans ($234,747 and $64,526 at fair value and $249,471 and $106,673 pledged as collateral, respectively)	249,471	106,673
Securitized commercial loan, at fair value	1,191,048	24,876
Commercial Loans, at fair value ($123,677 and $0 pledged as collateral, at fair value, respectively)	123,677	—
Investment related receivable	33,430	7,665
Interest receivable	12,418	3,358
Other assets	203	—
Total assets of consolidated VIEs	$2,394,848	$379,995

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value (includes $313,143 and $10,945 held by affiliates, respectively)	$1,119,089	$10,945
Interest payable (includes $891 and $70 on securitized debt held by affiliates, respectively)	2,487	70
Accounts payable and accrued expenses	737	189
Other liabilities	100,531	—
Total liabilities of consolidated VIEs	$1,222,844	$11,204

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	September 30, 2018	June 30, 2018	March 31, 2018
Net Interest Income
Interest income	$54,461	$57,154	$39,727
Interest expense (includes $4,465, $4,719, and $488 on securitized debt held by affiliates, respectively)	38,517	38,134	20,697
Net Interest Income	15,944	19,020	19,030

Other Income (Loss)
Realized gain (loss) on sale of investments, net	(24,229)	(5,608)	575
Other than temporary impairment	(2,533)	(2,974)	(2,916)
Unrealized gain (loss), net	13,128	(31,693)	(68,961)
Gain (loss) on derivative instruments, net	24,625	28,490	79,582
Other, net	(2)	(145)	47
Other Income (Loss)	10,989	(11,930)	8,327

Expenses
Management fee to affiliate	2,284	2,259	2,180
Other operating expenses	1,609	1,555	969
General and administrative expenses:
Compensation expense	552	572	510
Professional fees	1,065	818	1,295
Other general and administrative expenses	335	397	361
Total general and administrative expenses	1,952	1,787	2,166
Total Expenses	5,845	5,601	5,315

Income before income taxes	21,088	1,489	22,042
Income tax provision (benefit)	206	36	313
Net income	$20,882	$1,453	$21,729

Net income per Common Share – Basic	$0.50	$0.03	$0.52
Net income per Common Share – Diluted	$0.50	$0.03	$0.52
Dividends Declared per Share of Common Stock	$0.31	$0.31	$0.31

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended September 30, 2018, June 30, 2018 and March 31, 2018:

	Three months ended
(dollars in thousands)	September 30, 2018	June 30, 2018	March 31, 2018
Net Income	$20,882	$1,453	$21,729
Income tax provision (benefit)	206	36	313
Income before income taxes	21,088	1,489	22,042

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(13,128)	31,693	68,961
Other than temporary impairment	2,533	2,974	2,916
Realized (gain) loss on sale of investments	24,229	5,608	(575)
One-time transaction costs	310	163	41

Derivative Instruments:
Net realized (gain) loss on derivatives	(29,569)	(22,973)	(79,118)
Unrealized (gain) loss on derivatives	7,036	(4,268)	(1,308)

Amortization of discount on convertible senior unsecured notes	137	138	137
Non-cash stock-based compensation	70	50	75
Total adjustments	(8,382)	13,385	(8,871)
Core Earnings	$12,706	$14,874	$13,171
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.30	$0.35	$0.32
Basic and Diluted Core Earnings plus Drop Income per Common Share and Participating Securities	$0.33	$0.36	0.34
Basic weighted average common shares and participating securities	42,168,806	41,707,291	41,844,798
Diluted weighted average common shares and participating securities	42,168,806	41,707,291	41,844,798

Reconciliation of Interest Income and Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended September 30, 2018, June 30, 2018 and March 31, 2018:

	Three months ended
(dollars in thousands)	September 30, 2018	June 30, 2018	March 31, 2018
Coupon interest income	$59,045	$60,043	$40,557
Premium amortization, discount accretion and amortization of basis, net	(4,584)	(2,889)	(830)
Interest income	54,461	57,154	39,727
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	1,209	1,011	1,422
Amortization of basis	(996)	(783)	(1,191)
Subtotal	213	228	231
Total adjusted interest income	$54,674	$57,382	$39,958

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended September 30, 2018, June 30, 2018 and March 31, 2018:

	Three months ended
	September 30, 2018		June 30, 2018		March 31, 2018
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$38,517	3.50%	$38,134	3.20%	$20,697	2.38%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(13,975)	(4.85)%	(14,340)	4.62%	(1,060)	5.23%
Net interest (received) paid - interest rate swaps	(1,962)	(0.18)%	(1,044)	(0.09)%	1,056	0.12%
Effective Borrowing Costs	$22,580	2.78%	$22,750	2.58%	$20,693	2.41%
Weighted average borrowings	$3,224,915		$4,780,990		$3,526,311